CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF TRUST

OF

BRANDES INVESTMENT TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.              Name of Statutory Trust:  Brandes Investment Trust (the "Trust").

2.              The Certificate of Amendment to the Certificate of Trust is hereby amended to revise Article SECOND and add Article SEVENTH as follows:

SECOND:  As required by 12 Del. Code §§3807(b) and 3810(a)(1)b, the name and business address of the Statutory Trust’s Registered Agent for Service of Process and the address of the Statutory Trust’s Registered Office are:

Registered Agent	Address of Statutory Trust’s Registered Office and Business Address of Registered Agent

The Corporation Trust Company	1209 Orange Street Wilmington, Delaware 19801

The name and business address of each trustee of the Statutory Trust is as follows:

Name	Business Address

Karin B. Bonding	11988 El Camino Real, Suite 500 San Diego, CA 92130

DeWitt F. Bowman	11988 El Camino Real, Suite 500 San Diego, CA 92130

J. Michael Gaffney	11988 El Camino Real, Suite 500 San Diego, CA 92130

Jean E. Carter	11988 El Camino Real, Suite 500 San Diego, CA 92130

Robert M. Fitzgerald	11988 El Camino Real, Suite 500 San Diego, CA 92130

Name	Business Address
Debra McGinty-Poteet	11988 El Camino Real, Suite 500 San Diego, CA 92130

Jeff Busby	11988 El Camino Real, Suite 500 San Diego, CA 92130

SEVENTH:  In 1997, the Trust’s Board of Trustees approved the establishment of the Brandes Institutional International Equity Fund, as a new series of the Trust, to commence operations on or about January 3, 1997.

On June 14, 2005, the Trust’s Board of Trustees approved the establishment of the Brandes Separately Managed Account Reserve Trust, as a new series of the Trust, to commence operations on or about October 3, 2005.

On August 9, 2007, the Trust’s Board of Trustees approved the establishment of the Brandes Institutional Core Plus Fixed Income Fund and Brandes Institutional Enhanced Income Fund, as new series of the Trust, both to commence operations on or about December 28, 2007.

On August 21, 2008, the Trust’s Board of Trustees approved the establishment of the Brandes Institutional Global Equity Fund, as a new series of the Trust, to commence operations on or about October 1, 2008.

3.              This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 8th day of July, 2009.

By:   /s/ Debra McGinty-Poteet
    Debra McGinty-Poteet, Trustee